                                                                 EXHIBIT 10.5


                                    SUBLEASE


        THIS SUBLEASE ("Sublease") is dated as of June 5, 1997, and is made by and between AT HOME CORPORATION, a Delaware corporation ("Sublessor"), and JUNIPER NETWORKS, INC., a California corporation ("Sublessee"). Sublessor and Sublessee hereby agree as follows:

        1. Recitals: This Sublease is made with reference to the fact that Spieker Properties, L.P., a California limited partnership ("Master Lessor"), as Landlord, and Sublessor, as Tenant, entered that certain Lease, dated as of December 13, 1995 ("Master Lease"), with respect to that certain real property commonly known as 385 Ravendale Drive, Mountain View, California ("Premises"), as more particularly described in the Master Lease. A copy of the Master Lease is attached hereto as Exhibit "A" and incorporated by reference herein.

        2. Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the entire Premises, consisting of approximately thirty-two thousand nine hundred eight (32,908) square feet ("Subleased Premises"), being a portion of that certain two (2)- building project comprised of approximately sixty-six thousand eight hundred forty (66,840) square feet and more commonly known as 355-385 Ravendale Drive, Mountain View, California ("Property"). The Subleased Premises and the Property are more particularly described on Exhibit "B" attached hereto and incorporated by reference herein.

        3. Term:

               A. Term. The term of this Sublease ("Term") shall be commence on the later of (i) July 1, 1997; or (ii) the date that Sublessor delivers possession of the Subleased Premises (excluding, if necessary, the Retained Space, as defined in Paragraph 3.B. below) in the condition required by this Sublease ("Commencement Date") and terminate on December 31, 2001 ("Termination Date"), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms. If Sublessor fails to deliver the Subleased Premises (excluding the Retained Space) in the condition required by this Sublease by September 1, 1997, Sublessee shall have the right to terminate this Sublease, and Sublessor shall return to Sublessee all sums paid by Sublessee to Sublessor in connection with its execution of this Sublease.

               B. Retained Space. Sublessor and Sublessee acknowledge that, while Sublessor intends to vacate the Subleased Premises by June 30, 1997, it may be necessary for Sublessor to retain possession of a portion of the Subleased Premises after that date for the purpose of storing workstations and similar personal property (collectively, "Personal Property"). Sublessor and Sublessee agree that the following conditions shall govern any occupancy of the Subleased Premises by Sublessor after June 30, 1997:

                        (i) Portion of Subleased Premises to be Retained. Commencing on the Commencement Date, Sublessor shall be entitled to retain possession of a portion of the Subleased

Premises for the purpose of storing the Personal Property ("Retained Space"). Sublessor shall have the right to designate a reasonable amount of contiguous square footage comprising the Retained Space, and Sublessee shall have the right to designate the location of the Retained Space, which designation shall be reasonable. During the period that Sublessor stores the Personal Property in the Retained Space, Sublessor shall (i) keep the Retained Space in good condition and repair, and surrender the Retained Space to Sublessee in "broom clean" condition; and (ii) use reasonable good faith efforts to minimize any disruption to or interference with Sublessee's use of or access to the remainder of the Subleased Premises. Also during such period, Sublessee shall use reasonable good faith efforts to minimize any disruption to or interference with Sublessor's use of or access to the Retained Space. Sublessor shall vacate the Retained Space by July 31, 1997.

                        (ii) Security Precautions. Sublessor and Sublessee acknowledge that neither party will be responsible for erecting demising walls separating the Retained Space from the remainder of the Subleased Premises, and that neither the Retained Space nor the remainder of the Subleased Premises will be securely demised. Sublessor and Sublessee shall abide by the reasonable security precautions established by the other party, and neither party shall enter the space of the other unless accompanied by an employee of the other. Sublessor shall have the right to enter the Subleased Premises during normal business hours to the extent necessary for access to and from the Retained Space.

               C. No Option to Extend. The parties acknowledge that Sublessee has no option to extend the Term of this Sublease.

               D. Early Access. Provided that Sublessee does not materially interfere with the conduct of Sublessor's business on the Subleased Premises, Sublessee shall have the right to enter the Subleased Premises for the two (2)- week period immediately prior to the Commencement Date for the purpose of preparing the Subleased Premises for Sublessee's occupancy. Sublessee shall not be liable for the payment of Monthly Base Rent or Additional Rent during the early access period, but all other terms and conditions of this Sublease shall apply.


        4. Rent:

             A. Monthly Base Rent. Except as otherwise provided herein, Sublessee shall pay to Sublessor as monthly base rent ("Monthly Base Rent") for the Subleased Premises equal monthly installments as follows:

                        Months              Rent/S.F./Month              Rent/Month
                        ------              ---------------              ----------
                        01 - 12             $1.65                        $54,298.20
                        13 - 24             $1.70                        $55,943.60


                      25 - 36                  $1.75                     $57,589.00

                      37 - 48                  $1.80                     $59,234.40

                      49 - ex-                 $1.85                     $60,879.80
                      piration

As used herein, the word "month" shall mean a period beginning on the first
(1st) day of a month and ending on the last day of that month. Monthly Base Rent shall be paid on or before the first (1st) day of each month. Rent (as defined in Paragraph 4.B. below) for any period during the term hereof which is for less than one month of the Term shall be a prorata portion of the monthly installment based on a thirty (30)-day month. Except as otherwise provided herein, Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublessor at 425 Broadway, Redwood City, California 94063, or such other address as may be designated in writing by Sublessor.

               B. Additional Rent. All monies required to be paid by Sublessee under this Sublease (excluding Monthly Base Rent pursuant to Paragraph 4.A), including any amounts payable by Sublessor to Master Lessor under the Master Lease (including, without limitation, Basic Operating Costs, as defined in Section 7 of the Master Lease), shall be deemed additional rent ("Additional Rent"). Monthly Base Rent and Additional Rent hereinafter collectively shall be referred to as "Rent." Sublessee and Sublessor agree, as a material part of the consideration given by Sublessee to Sublessor for this Sublease, that, with respect to the period arising from and after the Commencement Date, Sublessee shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with the Sublease, the Master Lease or the Subleased Premises, such that Sublessor shall receive, as a net consideration for this Sublease, the Monthly Base Rent payable under Paragraph
4. A. hereof; provided, however, that all such costs, expenses, taxes, insurance, maintenance and other charges shall be equitably prorated to reflect the Commencement Date and the Termination Date of this Sublease. In no event shall Sublessee's obligation to pay for the foregoing charges exceed the amount attributable to the Subleased Premises, subject, however, to Sublessor's obligations hereunder with respect to the Retained Space. Sublessee shall be entitled to all credits, if any, given by Master Lessor to Sublessor for Sublessor's overpayment of any of the foregoing charges.

               C. Payment of First Month's Rent. Upon execution hereof by Sublessee, Sublessee shall pay to Sublessor the sum of Fifty-Four Thousand Two Hundred Ninety-Eight and 20/100 Dollars ($54,298.20), which shall constitute Monthly Base Rent for the first month of the Term. If the Commencement Date falls on a day other than the first day of a calendar month, any excess attributable to the first month of the Term shall be credited to Monthly Base Rent for the second month of the Term.

        5. Security Deposit: Upon execution hereof, Sublessee shall deposit with Sublessor, in cash, the sum of Sixty Thousand Eight Hundred Eighty and No/100 Dollars ($60,880.00), as security for the performance by Sublessee of the terms and conditions of this Sublease. If Sublessee fails to pay Rent or other charges due hereunder (beyond applicable notice and cure periods) or otherwise defaults (beyond applicable notice and cure periods) with respect to any provision of this Sublease, then Sublessor may draw upon, use, apply or retain all or any portion of the security deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. If Sublessor so uses or applies all or any portion of the security deposit, then Sublessee shall, within ten
(10) days after demand therefor, deposit cash with Sublessor in the amount required to restore the deposit to the full amount stated above. Upon the expiration or earlier termination of this Sublease, Sublessor shall return to Sublessee (without interest) so much of the security deposit as has not been applied by Sublessor pursuant to this Paragraph, or which is not otherwise required to cure Sublessee's defaults.

        6. Late Charge: If Sublessee fails to pay Sublessor any amount due hereunder on or before the date when such payment is due, Sublessee shall pay to Sublessor upon demand a late charge equal to five percent (5%) of the delinquent amount, pursuant to the provisions of Section 26.D of the Master Lease. The parties agree that the foregoing late charge represents a reasonable estimate of the cost and expense which Sublessor will incur in processing each delinquent payment. Sublessor's acceptance of any interest or late charge shall not waive Sublessee's default in failing to pay the delinquent amount. Sublessor and Sublessee acknowledge that Rent is due and payable to Sublessor not later than three (3) days prior to the first day of each calendar month during the Term, and that Sublessee's failure to pay Rent by such date shall subject Sublessee to payment of the aforementioned late charge.

        7. Repairs: Sublessor shall deliver the Subleased Premises to Sublessee in "broom clean" condition. Except as set forth in this Paragraph and in Paragraph 14 below, Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation. any improvement or repair required to comply with any law, regulation, building code or ordinance (including, without limitation, the Americans With Disabilities Act of 1990 ("ADA"), except as provided in Addendum Paragraph 4 of the Master Lease for the period commencing with the Commencement Date of the Master Lease and ending with the day prior to the Commencement Date of this Sublease, any violation of which shall be Sublessor's obligation, which violation Sublessor shall cure at Sublessor's expense within a reasonable period after receipt of written notice of same from Sublessee. Except to the extent caused by the negligence or willful misconduct of Sublessor, its agents, employees, contractors or invitees, for which Sublessor shall be responsible, at no cost to Sublessee, for the performance of any repairs required as a result thereof, Sublessee shall look solely to Master Lessor for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease; provided, however, that if Master Lessor shall fail to perform any of its obligations in accordance with the terms of the Master Lease (including, without limitation, the failure to make required repairs), Sublessor, upon receipt of written notice from Sublessee, shall diligently attempt to enforce all obligations of Master Lessor under the Master Lease (without requiring Sublessor to spend more than a nominal sum, which nominal sum shall be limited to all costs associated with the preparation of and transmittal to Master Lessor of documentation from Sublessor or Sublessor's attorneys detailing the obligations to be performed by Master Lessor under the Master Lease). If, after receipt of written request from Sublessee, Sublessor shall fail or refuse to take action for the enforcement of Sublessor's rights against Master Lessor with respect to the Subleased Premises ("Action"), Sublessee shall have the right to take such Action in its own name, and for that purpose and only to such extent, all of the rights of Sublessor as Tenant under the Master Lease hereby are conferred upon and assigned to Sublessee, and Sublessee hereby is subrogated to such rights to the extent that the same shall apply to the Subleased Premises. If any such Action against Master Lessor in Sublessee's name shall be barred by reason of lack of privity, nonassignability or otherwise, Sublessee may take such Action in Sublessor's name; provided that Sublessee has obtained the prior written consent of Sublessor, which consent shall not be unreasonably withheld, and, provided further, that Sublessee shall indemnify, protect, defend by counsel reasonably satisfactory to Sublessor and hold Sublessor harmless from and against any and all liability, loss, claims, demands, suits, penalties or damage (including, without being limited to, reasonable attorneys' fees and expenses) which Sublessor may incur or suffer by reason of such Action, except for any such liability, loss, claims, demands, suits, penalties or damage which Sublessor may incur or suffer by reason of Sublessor's negligent acts or omissions.

        8. Indemnity:

               A. Sublessee's Indemnity. Except to the extent caused by Sublessor's negligence or willful misconduct during the period that Sublessor occupies the Retained Space, and except to the extent caused by Sublessor's sole active negligence or willful misconduct at any time after Sublessor has vacated the Retained Space, Sublessee shall indemnify, protect, defend with counsel reasonably acceptable to Sublessor and hold Sublessor harmless against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with: (i) the use, occupancy or condition of the Subleased Premises; (ii) the negligence or willful misconduct of Sublessee or its employees, contractors, agents or invitees; (iii) a breach of Sublessee's obligations under this Sublease; or (iv) a breach of Sublessee's obligations under the Master Lease to the extent incorporated herein by this Sublease.

               B. Sublessor's Indemnity. Except to the extent caused by Sublessee's negligence or willful misconduct, Sublessor shall indemnify, protect, defend with counsel reasonably acceptable to Sublessor and hold Sublessor harmless against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with: (i) a breach of Sublessor's obligations under this Sublease; or (ii) a breach of Sublessor's obligations as Tenant under the Master Lease to the extent those obligations are not the obligations of Sublessee under this Sublease; or (iii) the sole active negligence or willful misconduct of Sublessor, its employees, contractors, agents or invitees occurring on or about the Subleased Premises.

        9. Right to Cure Defaults:

               A. Sublessor's Right. If Sublessee fails to pay any sum of money to Sublessor (beyond applicable notice and cure periods), or fails to perform (beyond applicable notice and cure periods) any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand. In addition, Sublessee shall pay to Sublessor interest on all amounts due, at the rate of twelve percent (12%) per annum or the maximum rate allowed by law, whichever is less (the "Interest Rate"), from the due date to and including the date of the payment, from the date of the expenditure until repaid.

               B. Sublessee's Right. If Sublessor fails to perform any act on its part to be performed hereunder within a reasonable time after its receipt of written request from Sublessee, but in no event longer than thirty (30) days after Sublessor's receipt of such request (except that if such default cannot be cured within said thirty (30)-day period, this period shall be extended for an additional reasonable time, provided that Sublessor commences to cure such default within such thirty (30)-day period and proceeds diligently thereafter to effect such cure as quickly as possible), then Sublessee shall be entitled, at Sublessee's sole option, to cure such default. Nothing in the foregoing sentence shall be deemed to waive any rights Sublessee may have at law or in equity in the event of such default by Sublessor.

        10. Assignment and Subletting: Except in accordance with the terms of
Section 21 of the Master Lease, Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein, or permit any use of the Subleased Premises by another parry ("Transfer"), without the prior written consent of Sublessor, which shall not be unreasonably withheld, and Master Lessor. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Any Transfer without such consent shall be void and shall, at the option of Sublessor, terminate this Sublease. As a condition of granting its consent to any assignment or subletting, Sublessor may require that Sublessee pay to Sublessor, as Additional Rent, fifty percent (50%) of all Excess Rents received by Sublessee. As used herein, the term "Excess Rents" shall mean all Rents and other consideration payable by a subtenant or assignee to Sublessee in connection with the Transfer, less the cost incurred by Sublessee as set forth in Addendum Paragraph 14 of the Master Lease. Sublessor's waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease, unless the consent expressly so provides. Notwithstanding anything to the contrary contained in this Sublease or in the Master Lease, at Sublessor's sole option, Sublessor shall have the right to terminate this Sublease if Sublessee requests Sublessor's consent to an assignment of this Sublease or a sublet of fifty percent (50%) or more of the square footage comprising the Subleased Premises.

        11. Use: Sublessee may use the Subleased Premises only for the uses set forth in the Basic Lease Information and in Section 4 of the Master Lease and for no other purpose. With respect to Hazardous Materials as defined in the Master Lease, Sublessee shall comply with the provisions of Section 4.B and Addendum Paragraph 6.A of the Master Lease. Within twenty (20) days after receipt of demand from Sublessor, Sublessee shall pay to Sublessor all taxes or charges imposed by applicable governmental authorities against the Subleased Premises or Sublessor (including, without limitation, assessments imposed as a consequence of the storage, use, release or disposal of Hazardous Materials by Sublessee in or about the Subleased Premises). Sublessee shall not do or permit anything to be done in or about the Subleased Premises which would (i) injure the Subleased Premises, or (ii) impair the efficient operation of the Subleased Premises or the sprinkler systems, heating ventilating or air conditioning equipment, or utilities systems located therein. Sublessee shall not store any materials, supplies, finished or unfinished products, or articles of any nature outside of the Subleased Premises. For purposes of this Sublease and Sections 4 and 5 of the Master Lease, Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Master Lessor. Sublessor shall have no right to promulgate any such rules and regulations.

        12. Effect of Conveyance: As used in this Sublease, the term "Sublessor" means the holder of the lessee's interest under the Master Lease. In the event of any transfer of said lessee's interest, Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder first accruing from and after the date of such transfer, and it shall be deemed and construed, without further agreement between the parties, that the transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder. Sublessor shall transfer and deliver any security of Sublessee to the transferee of said lessee's interest in the Master Lease, and only thereupon shall Sublessor be discharged from any further liability with respect thereto.

        13. Acceptance: By taking possession of the Subleased Premises, Sublessee shall conclusively be deemed to have accepted the Subleased Premises in their as-is, then-existing condition, except as otherwise set forth in Paragraphs 3 and 14 hereof.

        14. Improvements: No alterations or improvements shall be made to the Subleased Premises, except in accordance with this Sublease and the Master Lease, and with the prior written consent, when required, of both Master Lessor and Sublessor. Sublessor shall not be required to provide a tenant improvement allowance to Sublessee in connection with Sublessee's construction of any improvements to the Subleased Premises. Sublessor shall use reasonable efforts, however, to cooperate with Sublessee to obtain Master Lessor's consent to Sublessee's proposed alterations to the Subleased Premises, including the removal of certain perimeter offices and creation of an assembly area.

        15. Limitation of Liability: Except to the extent of the negligence or willful misconduct of Sublessor, its agents, employees, contractors or invitees during the period that Sublessor occupies the Retained Space, and except to the extent of the sole active negligence or willful misconduct of Sublessor, its agents, employees, contractors or invitees at any time after Sublessor has vacated the Retained Space, Sublessor shall not be liable to Sublessee for: (i) failure or interruption of any utility system or service, or (ii) failure of Master Lessor to maintain the Subleased Premises as may be required under the Master Lease. In no event shall Sublessee be entitled to terminate this Sublease except as otherwise expressly provided in this Sublease. In the event that Sublessor is entitled to an abatement of rent under the terms of the Master Lease, Sublessee shall be entitled to a proportionate share of abatement of Rent under this Sublease. Sublessor and Sublessee are corporations, and the obligations of Sublessor and Sublessee hereunder shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of the corporations.

        16. Default: Sublessee shall be in material default of its obligations under this Sublease if Sublessee is responsible for the occurrence of any of the events of default set forth in Section 26.A of the Master Lease.

        17. Remedies: In the event of any default by Sublessee under this Sublease (including, without limitation, a default pursuant to Section 26.A of the Master Lease), Sublessor shall have all remedies provided by applicable law, including, without limitation, all rights pursuant to Section 26.B of the Master Lease and under California Civil Code Sections 1951.2 and 1951.4. Sublessor may resort to its remedies cumulatively or in the alternative.

        18. Surrender: On or before the expiration of this Sublease, Sublessee shall remove all of its trade fixtures and shall surrender the Subleased Premises to Sublessor in the condition received from Sublessor, casualty, condemnation, Hazardous Materials not stored, used released or disposed of by Sublessee or its agents, employees, contractors or invitees, alterations with respect to which Sublessor or Master Lessor have not required removal and reasonable wear and tear excepted. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate. Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, protect and hold harmless Sublessor against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including attorneys' and experts' fees) resulting from Sublessee's delay in surrendering the Subleased Premises in the condition required.

        19. Estoppel Certificates: Within ten (10) days after demand by Sublessor, Sublessee shall execute and deliver to Sublessor an estoppel certificate (i) certifying that this Sublease is unmodified and in full force and effect or, if modified, the nature of such modification; (ii) stating the date to which Rent and other charges are paid in advance; (iii) acknowledging that there are no uncured defaults, or the nature of any such uncured defaults, on the part of the Sublessor; and (iv) certifying such other information as may be required by Sublessor.

        20. Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen other than Colliers Parrish International, Inc., representing both Sublessor and Sublessee in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees, or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder.

        21. Notices: Unless five (5) days' prior written notice is given in the manner set forth in this Paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. The address for Master Lessor shall be as set forth in the Master Lease. All notices, demands, or communications in connection with this Sublease shall be considered received when (i) personally delivered; or (ii) if properly addressed and either sent by nationally recognized overnight courier or deposited in the mail (registered or certified, return receipt requested, and, postage prepaid), on the date shown on the return receipt for acceptance or rejection. All notices given to the Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease to all parties hereto at the address set forth below their signatures at the end of this Sublease.

        22. Severability: If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

        23. Amendment: This Sublease may not be amended except by the written agreement of all parties hereto.

        24. Attorneys' Fees: If either party brings any action or legal proceeding with respect to this Sublease, the prevailing party shall be entitled to recover reasonable attorneys' fees, experts' fees, and court costs. Notwithstanding the foregoing and in addition thereto, Sublessor, upon written request to Sublessee, shall be entitled to prompt receipt from Sublessee, for each breach hereof, of such reasonable attorneys' fees (but not less than Fifty Dollars ($50.00)), as may be incurred in connection with each notice or demand delivered to Sublessee. Sublessee agrees that such sum constitutes reimbursement to Sublessor of the reasonable cost of the preparation and delivery of each notice caused by Sublessee's breach.

        25. Other Sublease Terms:

               A. Incorporation By Reference. The terms and conditions of this Sublease shall include various Sections of the Master Lease, which, except to the extent such terms are in conflict with any of the other terms of this Sublease (in which event the other terms of this Sublease shall control), are incorporated into this Sublease as if fully set forth, except that: (i) each reference in such incorporated Sections to "Lease" shall be deemed a reference to "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Subleased Premises"; (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublessor" and "Sublessee", respectively (except as otherwise expressly set forth below);
(iv) with respect to work, services, repairs, restoration, provision of insurance or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be as set forth in Paragraph 7 hereof; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Lease, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults, except as otherwise expressly set forth in this Sublease; and (vi) with respect to any approval required to be obtained from the "Landlord" under the Master Lease, such consent must be obtained from both the Master Lessor and the Sublessor, and the approval of Sublessor may be withheld if, despite Sublessor's reasonable efforts, the Master Lessor's consent is not obtained.

        The following Sections of the Master Lease are hereby incorporated into this Sublease:

        Basic Lease Information Sections Project Description, Building Description, Premises, Permitted Use, Occupancy Density and Tenant's Proportionate Share;

        Section 2.A, except that the first and second sentences of Section 2.A hereby are deleted;

        Sections 4 and 5;

        Section 7, except that all references to "Landlord" in Sections 7.A., B., D., E. and in the last full paragraph of Section 7 shall mean only Master Lessor;

        Sections 8.A and 8.B., except that references to "Landlord" in Section 8.A shall mean only Master Lessor;

        Section 9;

        Section 10, except that references to "Landlord" in Section 10 shall mean only Master Lessor;

        Sections 12 through 18;

        Sections 21 through 23;

        Section 24, except that (i) references to "Landlord" in the second sentence of Section 24.A and in Sections 24.B through E shall mean only Master Lessor; and (ii) with respect to "Tenant's" right to terminate under Section 24.C, Sublessee shall not exercise such right without the prior written consent of Sublessor, which shall not be unreasonably withheld or delayed;

        Sections 25 through 31;

        Sections 32, except that the addresses for notices to Sublessor and Sublessee shall be as set forth beneath the signature lines in this Sublease;

        Sections 33 and 34;

        Section 35, except that this provision shall not be applicable to Sublessee's obligation to pay Rent hereunder;

        Sections 36 and 37;

        Additional Paragraphs 39 and 40;

        Addendum Paragraphs 2, 4, 6, 7, 8 and 9 (except that references to "Landlord" in Sections 2, 4. 6.B., 7, 8 and 9 shall mean only Master Lessor), 10 (except that references to "Landlord" shall mean only Master Lessor), 11 (except that the reference to "Landlord's property insurance policy" in line 4 of this paragraph shall mean only Master Lessor), 12, 14, 15, and 16; and

        Exhibits A, B and C.

               B. Sublessee's Obligations: This Sublease is and all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly agrees: (i) to comply with all provisions of the Master Lease incorporated by reference herein, except to the extent inconsistent with the terms of this Sublease; (ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master Lease during the term of this Sublease incorporated by reference herein. except to the extent inconsistent with the terms of this Sublease; and (iii) to hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims, demands, and expenses (including reasonable attorneys' and experts' fees) arising out of Sublessee's failure to comply with or to perform Sublessee's obligations hereunder or the obligations of the "Tenant" under the Master Lease as herein provided or to act or omit to act in any manner which will constitute a breach of the Master Lease.

        26. Condition Precedent: This Sublease and Sublessor's and Sublessee's obligations hereunder are conditioned upon having obtained the written consent of the Master Lessor. If Sublessor has not obtained Master Lessor's consent within forty-five (45) days after the date of Sublessor's execution of this Sublease, either party may terminate this Sublease, and Sublessor shall return to Sublessee all sums paid by Sublessee to Sublessor in connection with its execution of this Sublease. Sublessor shall use reasonable efforts to obtain Master Lessor's consent within the time period set forth herein.

        27. Parking: Sublessee shall have the right to the non-exclusive use of one hundred thirty-eight (138) Property parking spaces in the common area surrounding the Subleased Premises; provided, however, that during any period of shared occupancy pursuant to Paragraph 3.B, Sublessor and Sublessee shall share such parking on the basis that is proportionate to the square footage of the Subleased Premises that each party then is occupying.

        28. Signage: Sublessee may erect signs on the Subleased Premises conforming to all legal requirements with the prior written approval of Sublessor, which approval shall not be unreasonably withheld, subject to the provisions of Section 13 of the Master Lease. Upon termination of the Sublease, Sublessee shall remove all signage and repair all damage caused by the removal.

        29. Board Approval: Sublessee represents and warrants to Sublessor that Sublessee's Board of Directors has reviewed and approved the Master Lease and this Sublease, and has authorized Sublessee's execution hereof.

        30. Sublessor's Representations and Warranties: To the best of Sublessor's knowledge, Sublessor represents and warrants with respect to the Subleased Premises that:

               A. The copy of the Master Lease attached hereto is a true and correct copy thereof.

               B. Sublessor has not previously subleased or otherwise transferred any interest in the Subleased Premises.

               C. Sublessor has not previously provided the Master Lessor with any notice of default

               D. The Master Lease is in full force and effect, and there exists under the Master Lease no default or event of default by either Master Lessor or Sublessor, nor has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default or event of default.

               E. There are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessor or against Master Lessor or third parties which could, in the aggregate, adversely affect the Subleased Premises or any part thereof or the ability of Master Lessor to perform its obligations under the Master Lease or of Sublessor to perform its obligations under this Sublease, and Sublessor is not aware of any facts which might result in any such actions, suits or proceedings.

        31. Sublessor's Obligations. Sublessor shall perform all of its obligations under the Master Lease to the extent that Sublessee has not agreed to perform such obligations under this Sublease.

        32. Amendment or Modification of Master Lease: This Sublease shall be subject to, and Sublessee accepts this Sublease subject to, any amendments, modifications or supplements to the Master Lease hereafter made, provided that Sublessor shall not enter any amendment, modification or supplement that would materially adversely affect the use by Sublessee of the Subleased Premises in accordance with the terms hereof, increase the obligations of Sublessee or decrease its rights hereunder, lengthen the Term or increase the Rent required to be paid by Sublessee hereunder. Sublessor shall provide written notice to Sublessee of any permitted amendment, modification or supplement to the Master Lease.

        33. Notice Received from Master Lessor. Sublessor shall promptly deliver to Sublessee by facsimile, if possible, copies of any notices of default received from Master Lessor.

        34. Termination: Sublessor shall not voluntarily terminate the Master Lease during the Term unless and until the Master Lessor has agreed in writing to (i) release Sublessor from all obligations and liabilities under the Master Lease; and (ii) continue this Sublease in full force and effect as a direct lease between Master Lessor and Sublessee upon and subject to all of the terms, covenants and conditions of this Sublease for the balance of the Term hereof. If Master Lessor so consents, Sublessee shall attorn to Master Lessor in connection with any such voluntary termination and shall execute an attornment agreement in such form as may reasonably be requested by Master Lessor.

        35. Assignment of Indemnities: To the extent assignable, Sublessor shall assign to Sublessee any warranties given and indemnities made by Master Lessor under the Master Lease.

        36. Insurance: With respect to the insurance Sublessee will carry for the Subleased Premises, Sublessee shall have the option to (i) increase the fire legal liability coverage it otherwise is required to carry hereunder, and (ii) increase its overall liability limits coverage from One Million Dollars ($1,000,000.00) to Two Million Dollars ($2,000,000.00), and Sublessor shall reimburse Sublessee for the cost thereof on a yearly basis, in an amount not to exceed Two Thousand Five Hundred Dollars ($2,500.00) per year, within thirty
(30) days after receipt of the insurance company's invoice therefor.

        37. Surrender Obligation:

        A. Mater Lease Restoration Obligation. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, if, upon the expiration or earlier termination of this Sublease, Master Lessor requires that the Subleased Premises be restored to its condition as of the Commencement Date of the Master Lease, Sublessee shall be responsible for the performance of and payment of the costs of such restoration, unless it is determined by the parties that Sublessor has not fully disclosed to Sublessee all of the alterations constructed by Sublessor in the Subleased Premises prior to the Commencement Date of this Sublease, in which case Sublessor shall be responsible for reimbursing Sublessee for the cost of the restoration related to such undisclosed alterations (unless Master Lessor does not require their restoration). For purposes of establishing the foregoing exception to Sublessee's performance and payment obligations upon surrender, attached hereto and incorporated by reference herein are Exhibit C, a floor plan showing the interior of the Subleased Premises as of the date that Sublessor executed the Master Lease, and Exhibit D, showing the interior layout of the Subleased Premises as of the date of execution by Sublessor and Sublessee of this Sublease. These Exhibits shall be used as a historical reference for purposes of demonstrating the alterations that Sublessor constructed within the Subleased Premises prior to the Commencement Date of this Sublease. Sublessee's performance and payment obligations with respect to the restoration and the exception thereto hereinafter shall be referred to as the "Master Lease Restoration Obligations".

        B. Obligation if Sublease Extended. Notwithstanding the foregoing, if Sublessor properly exercises its option to extend the term of the Master Lease for an additional three (3) years, and Sublessee and Sublessor concurrently enter an agreement permitting Sublessee to sublease the Subleased Premises for the additional three (3)- year period (notwithstanding the provisions of Paragraph 3.C. above), upon the expiration or earlier termination of the extended Sublease term, Sublessee shall be responsible for the Master Lease Restoration Obligations.

        C. Obligation if Sublease Not Extended. Notwithstanding the foregoing, if Sublessor properly exercises its option to extend the term of the Master Lease for an additional three (3)- year period, and, upon the expiration of the Term of this Sublease, either Sublessor will reoccupy the Subleased Premises or Sublessor will sublease the Subleased Premises to any person or entity other than Sublessee, Sublessee shall not be responsible for the Master Lease Restoration Obligations, but Sublessee shall be responsible for the performance of and the payment of the cost of restoring the Subleased Premises to the condition required by Paragraph 18 of this Sublease, as evidenced by Exhibit D.

        D. Notice. If Master Lessor notifies Sublessor, rather than notifying Sublessee directly, regarding the work constituting the Master Lease Restoration Obligations, Sublessor promptly shall notify Sublessee of such obligations, and Sublessee promptly shall comply with Master Lessor's directive.

                            [SIGNATURES ON NEXT PAGE)

        IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.


SUBLESSEE:                                 SUBLESSOR:

JUNIPER NETWORKS, INC.,                    AT HOME CORPORATION,
a California corporation                   a Delaware corporation


By: /s/ MARCEL GANI                        By: /s/ DAVID  PINE
   --------------------------------           ----------------------------------

Printed                                    Printed
Name:  MARCEL GANI                         Name:  DAVID  PINE
     ------------------------------             --------------------------------

Its: CFO                                   Its: VICE PRESIDENT, GENERAL COUNSEL
    -------------------------------            ---------------------------------

Address: 385 Ravendale Drive               Address: 425 Broadway
         Mountain View, CA 94043                    Redwood City, CA 94063

Telephone: 408 327-9827                    Telephone: 415 569-5218
          -------------------------                  ---------------------------

                               CONSENT TO SUBLEASE



        Master Lessor, hereby acknowledges receipt of a copy of this Sublease, and consents to this Sublease. By this consent, Master Lessor shall not be deemed in any way to have entered into the Sublease or to have consented to any further assignment or sublease.

                                    MASTER LESSOR:

                                    SPIEKER PROPERTIES, L.P.,
                                    a California limited partnership

                                    By:
                                       ------------------------------
                                    Its:
                                        -----------------------------
                                    Address:    2180 Sand Hill Road, Ste. 200
                                                Menlo Park, CA 94025

                                    Telephone:
                                              ----------------------------------

[@HOME NETWORK LETTERHEAD]

June 3, 1997

Mr. Marcel Gani
Vice President, Finance & CFO
Juniper Networks,  Inc.
3260 Jay Street
Santa Clara, California 95054

        RE: LETTER AGREEMENT REGARDING FURNITURE AND OTHER PERSONAL
        PROPERTY

Dear Mr. Gani:

        This letter agreement ("Agreement") will set forth our mutual understanding with respect to certain personal property currently located at 385 Ravendale Drive, Mountain View, California ("Subleased Premises"), which Subleased Premises is the subject of that certain sublease ("Sublease") entered between At Home Corporation ("At Home") and Juniper Networks, Inc. ("Juniper") as of today's date. Capitalized terms not defined herein shall have the meaning set forth in the Sublease.

        On the Commencement Date of the Sublease, there shall be present on the Subleased Premises fifty-two (52) cubicles, the existing wiring and security system for the Subleased Premises (collectively, "Cubes and Wiring") and certain office furniture located in the Premises and more particularly described on
Schedule 1, attached hereto and incorporated by reference herein ("Office Furniture"). The cost of the Cubes and Wiring and the Office Furniture (collectively, "Personal Property") shall be One Hundred Eighty Thousand and No/100 Dollars ($180,000.00). The cost of the Personal Property shall be paid by Juniper on an amortized basis over the first twelve (12) months of the Term, so that on the Commencement Date and on the first day of each of the eleven (11) months thereafter, Juniper shall pay to At Home, with each installment of Rent, the sum of Fifteen Thousand and No/100 Dollars ($15,000.00). Notwithstanding the foregoing, Sublessor shall credit against the foregoing monthly obligation due from Sublessee, commencing with the first month of the Term until recovered in full, the sum of Twenty Thousand and No/100 Dollars ($20,000.00, which sum

Mr. Marcel Gani
June 3, 1997
Page 2

shall serve as reimbursement to Sublessee for restoring the NOC room to its condition existing as of the Commencement Date of the Master Lease.

        Effective as of the Commencement Date, At Home conveys to Juniper all of its right, title and interest in and to the Personal Property. At Home represents and warrants to Juniper, to the best of At Home's knowledge, that it is conveying title to the Personal Property to Juniper free and clear of any liens or encumbrances. Juniper shall take delivery of the Personal Property in its "as-is, where-is" condition. At Home shall have no obligation to repair or replace any item of Personal Property, and At Home makes no representation or warranty of any kind with respect to the Personal Property, including, without limitation, the condition or fitness of the Personal Property for Juniper's proposed or actual use thereof.

        Juniper shall indemnify, defend with counsel reasonably acceptable to At Home, protect and hold harmless At Home from and against any and all liabilities, judgments, causes of action, damages, costs and expenses (including, without limitation, reasonable attorneys' and experts' fees), caused by or arising in connection with the condition or use by Juniper of the Personal Property from and after the date of delivery of the Personal Property by At Home to Juniper, Juniper shall have the both the right and obligation to remove the Personal Property from the Subleased Premises upon the expiration or earlier termination of the Sublease.

        This Agreement shall be governed by and construed in accordance with the laws of the State of California. Any waiver by either party of any breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition nor shall any failure to enforce such provision hereof operate as a waiver of such provision or of any other provision hereof, nor constitute nor be deemed as a waiver or release of any other party for anything arising out of, connected with or based upon this Agreement. The parties each agree to execute and deliver such other documents, certificates and agreements, and to take such other actions, as may be reasonably necessary or appropriate to carry out and further the purposes of this Agreement. In the event of any litigation involving the parties to this Agreement to enforce any provision of this Agreement, to enforce any remedy available upon default under this Agreement, or seeking a declaration of the rights

Mr. Marcel Gani
June 3, 1997
Page 3

of either party under this Agreement, the prevailing party shall be entitled to recover from the other party such attorneys' fees and costs as may reasonably be incurred, as awarded by the court hearing the matter. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. This Agreement constitutes the entire agreement of the parties with respect to the Personal Property, and supersedes all prior or contemporaneous agreements, oral or written, concerning the subject matter hereof.

        If the terms and conditions of this Agreement are satisfactory, please indicate your acknowledgment and agreement by executing a copy of this Agreement where indicated below.

Very truly yours,

AT HOME CORPORATION,
a Delaware corporation

By: /s/ David Pine
   -------------------------------------
     David Pine
     Vice President and General Counsel


ACKNOWLEDGED AND AGREED:

JUNIPER NETWORKS, INC.,
a California corporation

By: /s/ Marcel Gani
   -----------------------------
Its:  CFO
    ----------------------------
Date:   06/05/97
     ---------------------------

LEASE DATE:              December 13, 1995

TENANT:                  At Home Corporation, a Delaware corporation

ADDRESS OF TENANT:       385 Ravendale Drive
                         Mountain View, California

LANDLORD:                Spieker Properties, L.P., a California limited
                         partnership

ADDRESS OF LANDLORD:     2180 Sand Hill Road, #200, Menlo Park, CA 94025

Project Description:     That two (2) building project totaling 66,840 square
                         feet commonly known as 355 - 385 Ravendale Drive,
                         Mountain View, California. The project is outlined in green on Exhibit A.

Building Description:    That 32,908 square foot, one-story building known as
                         385 Ravendale Drive, Mountain View, California. The building is outlined in blue on Exhibit A.

Premises:                That approximately 32,908 square feet of rentable area
                         commonly known as 385 Ravendale Drive, Mountain View,
                         California. The demised premises is outlined in red on exhibit A.

Permitted Use:           Tenant's use of the Premises shall include general
                         office, marketing, sales, research and development, storage and all other legally related uses.

Occupancy Density:       3.3 per 1,000 square feet.

Scheduled Term
 Commencement Date:      January 1, 1996

Length of Term:          Seventy-Two (72) months

Rent:
     Base Rent:                    see addendum 1 $__________________

     Estimated First Year Basic Operating Costs   $4,228.68 per month

Security Deposit:        Thirty-Nine Thousand Four Hundred Eighty Nine Dollars
                         and Sixty Cents ($39,489.60).

Tenant's Proportionate Share:

     Of Building:        100%

     Of Project:       49.23%

The foregoing Basic Lease information is incorporated into and made part of this Lease. Each reference in this lease to any Basic Lease information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the lease, the latter shall control.


                                  EXHIBIT "A"

                               TABLE OF CONTENTS
                                                                            Page
     Basic Lease Information..............................................    1

     Table of Contents....................................................    2

 1.  Premises.............................................................    3

 2.  Possession and Lease Commencement....................................    3

 3.  Term.................................................................    3

 4.  Use..................................................................    3

 5.  Rules and Regulations................................................    4

 6.  Rent.................................................................    4

 7.  Basic Operating Cost.................................................    4

 8.  Insurance and Indemnification........................................    5

 9.  Waiver of Subrogation................................................    6

10.  Landlord's Repairs and Services......................................    6

11.  Tenant's Repairs.....................................................    6

12.  Alterations..........................................................    6

13.  Signs................................................................    7

14.  Inspection/Posting Notices...........................................    7

15.  Utilities............................................................    7

16.  Subordination........................................................    7

17.  Financial Statements.................................................    8

18.  Estoppel Certificate.................................................    8

19.  Security Deposit.....................................................    8

20.  Tenant's Remedies....................................................    8

21.  Assignment and Subletting............................................    8

22.  Quiet Enjoyment......................................................    9

23.  Condemnation.........................................................    9

24.  Casualty Damage......................................................    9

25.  Holding Over.........................................................   10

26.  Default..............................................................   10

27.  Liens................................................................   11

29.  Transfers by Landlord................................................   11

30.  Right of Landlord to Perform Tenant's Covenants......................   12

31.  Waiver...............................................................   12

32.  Notices..............................................................   12

33.  Attorney's Fees......................................................   12

34.  Successors and Assigns...............................................   12

35.  Force Majeure........................................................   12

36.  Miscellaneous........................................................   12

37.  Additional Provisions................................................   13

EXHIBIT "A"                                            Site Plan
EXHIBIT "B"                                            Floor Plan
EXHIBIT "C"                                            Legal Description

                                     LEASE

          THIS LEASE is made as of the 12th day of December, 1995, between Spieker Properties L.P., a California limited partnership (hereinafter called "Landlord") and At Home Corporation, a Delaware corporation (hereinafter called "Tenant").

PREMISES      1. Landlord leases to Tenant and tenant leases from Landlord, upon the terms and conditions hereafter set forth, those premises (the "Premises") outlined in red on Exhibit "A" and described in the Basic Lease information. The Premises may be all or part of the building (the "Building") or of the project (the "project") which may consist of more than one building. The Building and Project are outlined in blue and green respectively on Exhibit "A".

POSSESSION
AND LEASE
COMMENCEMENT  2. A. In the event this Lease pertains to a Premises in which the interior improvements have already been constructed (existing improvements), the provisions of this subparagraph 2.A. shall apply and the Term Commencement Date shall be the later of (1) the earlier of the date on which (a) Tenant takes possession of some or all of the Premises, or (b) Landlord delivers the Premises to Tenant, (2) or one day after Landlord delivers to Tenant a fully executed Lease Termination Agreement from Network Computing Devices whereby Network Computing Devices relinquishes all rights, title, and interest to Premises, (3) if for any reason Landlord cannot deliver possession of the Premises to Tenant on the Scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to deliver the same, which date shall then be deemed the Term Commencement Date. Tenant shall not be liable for any Rent for any period prior to delivery of the Premises. Tenant acknowledges that it has inspected and accepts the Premises in their present condition as suitable for the purpose for which the Premises are leased. Tenant agrees that said Premises and other improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the condition or repair of the Premises, nor promises to alter, remodel, or improve the Premises have been made by Landlord, unless such are expressly set forth in this Lease or the Addendum hereto. Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. Premises shall be delivered to Tenant in broom clean condition.

TERM          3. The Term of this Lease shall commence on the Term Commencement
                 Date and continue in full force and effect for the number of months specified as the Length and Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

USE           4. A. Tenant shall use the Premises for the Permitted Use and for no other use or purpose without prior written consent of Landlord. No increase in the Occupant Density of the Premises shall be made without the prior written consent of Landlord. Tenant and its employees, customers, visitors, and licensees shall have the non-exclusive right to use, in common with other parties occupying the Buildings or Project, the parking areas and driveways of the Project, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and deliver to Tenant.

                 B. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, nor take any action which would constitute a nuisance or would unreasonably disturb, obstruct or endanger any other tenants of the Building or Project in which the Premises are situated or unreasonably interfere with their use of their respective premises. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is toxic, harmful, explosive, highly inflammable or combustible other than customary amounts of office and janitorial supplies used in accordance with all applicable laws. Storage outside the Premises of materials, vehicles or any other items Landlord deems objectionable is prohibited without Landlord's prior written consent. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which endanger the structure, or place any harmful liquids in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord.

                       C. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall promptly comply with the requirements of any board of five underwriters or other similar body now or hereafter constituted relating to or affecting the use or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any actions against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord and Tenant. Tenant shall not do or permit anything to be done in, on or about the Premises or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project, or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify Landlord and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any applicable law or comply with the requirements as set forth herein.

RULES AND          5.  Tenant and Tenant's agents, employees, and invitees
REGULATIONS            shall faithfully observe and comply with any rules and
                       regulations Landlord may from time to time prescribe in writing and delivered to Tenant for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or Project.
                       Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the rules and regulations.

RENT               6.  Tenant shall pay to Landlord, without demand throughout the term, Rent as specified in the Basic Lease information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever to Landlord at the address specified in the Basic Lease Information or to such other firm or to such other place as Landlord may from time to time designate in writing. Rent for the first full month of the Term shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Rent commences on other than the first day of a month, then
                       Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. See Addendum #1.

BASIC              7.  A.  BASIC OPERATING COST.  In addition to the Base Rent
OPERATING              required to be paid hereunder, Tenant shall pay as
COSTS                  additional Rent, Tenant's Proportionate Share, as defined
                       in the Basic Lease Information, of Basic Operating Cost in the manner set forth below. Basic Operating Cost shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, or would be required to pay if the Project were fully occupied, because of or in connection with the management, maintenance, preservation and operation of the Project and its supporting facilities servicing the Project (determined in accordance with generally accepted accounting principles, consistently applied) including, but not limited to, the following:

                           (1) All real estate taxes, possessory interest taxes, business or license taxes or fees, service payment in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charge, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the rent (or any portion or component thereof), except (a) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (b) taxes computed on the basis of the net income of Landlord or the owner of any interest therein. See Addendum #7.

                           (2) All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and cost of fire, casualty and liability coverage, rental abatement and special hazard insurance applicable to the Project and Landlord's personal property used in connection therewith; provided, however, that Landlord may, but shall not be obligated to, carry special landlord insurance covering losses caused by casualty not insured under standard fire and extended coverage insurance.

                           (3) Repairs, replacements and general maintenance for the Premises, Building and Project (except for those repairs expressly the responsibility of Landlord, those repairs paid for by proceeds of insurance or by Tenant or other third parties and alterations attributable solely to tenants of the Project other than Tenant).

                           (4)  All maintenance, janitorial and service
                       agreements and costs of supplies and equipment used in maintaining the Premises, Building and Project and the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, alarm service, window cleaning, elevator maintenance, Building exterior maintenance and landscaping.

                           (5) Utilities which benefit all or a portion of the Premises.

                           (6) A management and accounting cost recovery equal to three percent (3%) of Base Rent. See Addendum #8.

                       In the event that the Project is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment shall be made in computing the Basic Operating Cost for such year so that Basic Operating Cost shall be computed as though the building had been one hundred percent (100%) occupied; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Basic Operating Cost from all of the tenants in the Project including Tenant.

                       All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. Basic Operating Cost shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants. Notwithstanding anything herein to the contrary, any instance wherein Landlord, at Landlord's sole but reasonable discretion, deems Tenant to be responsible for any amounts greater than its Proportionate Share. Landlord shall have the right to allocate costs in any manner Landlord deems appropriate.

                       B.  PAYMENT OF ESTIMATED BASIC OPERATING COST.
                       "Estimated Basic Operating Cost" for any particular year shall mean Landlord's estimate of the Basic Operating Cost for such fiscal year made prior to commencement of such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in accordance with generally accepted accounting principles applied in a consistent manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Basic Operating Cost for ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Costs with installments of Base Rent for the fiscal year to which the Estimated Basic Operating costs applies in monthly installments on the first day of each calendar month during such year, in advance. If at any time during the course of the fiscal year, Landlord determines that Basic Operating Cost will apparently vary from the then Estimated Basic Operating Cost by more than ten percent (10%), Landlord may, by written notice to Tenant, revise the Estimated Basic Operating Cost for the balance of such fiscal year and Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Cost as to revised for the balance of the then current fiscal year on the first of each calendar month thereafter.

                       C. COMPUTATION OF BASIC OPERATING COST ADJUSTMENT. "Basic Operating Cost Adjustment" shall mean the difference between Estimated Basic Operating Cost and Basic Operating Cost for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, as determined by Landlord, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of Basic Operating Cost for the fiscal year just ended accompanied by a computation of Basic Operating Cost Adjustment. If such statement shows that Tenant's payment based upon Estimated Basic Operating Cost is less than Tenant's Proportionate Share of Basic Operating Cost, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement. If such statement shows that Tenant's payments of Estimated Basic Operating Cost exceed Tenant's Proportionate Share of Basic Operating Costs, then (provided that Tenant is not in default under this Lease), Landlord shall pay to Tenant the difference within twenty (20) days of such statement. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Basic Operating Cost Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Basic Operating Cost adjustment shall be prorated by reference to the exact number of calendar days during such fiscal year for which Tenant is obligated to pay Base Rent.

                       D. NET LEASE. This shall be a net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses except as herein provided. The provisions for payment of Basic Operating Cost and the Basic Operating Cost Adjustment are intended to pass on to tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with ownership and operation of the Building or Project and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Building or Project.

                       E. TENANT AUDIT. Tenant shall have the right, at Tenant's expense and upon not less than five (5) days prior written notice to Landlord, to review at reasonable times, in Landlord's office, Landlord's books and records applicable to Tenant's Lease for purposes of verifying Landlord's calculation of the Basic Operating Cost and Basic Operating Cost Adjustment.

                       In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B. or 7.C. above, Tenant shall have the right, not later than twenty (20) days following the receipt of such statement to cause Landlord's books and records with respect to such fiscal year to be audited by an accountant selected by Tenant and subject to Landlord's reasonable right of approval. The Basic Operating Cost Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of ten percent (10%) of Tenant's Proportionate Share of the Basic Operating Cost Adjustment previously reported, the cost of such audit shall be borne by Landlord; otherwise, the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E. within forty-five (45) days of receipt of Landlord's statement provided pursuant to Paragraph 7.B. or 7.C., such statement shall be final and binding for all purposes hereof.


INSURANCE AND     8.   A.  CASUALTY INSURANCE.  Landlord agrees to maintain
INDEMNIFICATION        insurance insuring the Buildings of the Project of which
                       the Premises are a part, against fire, lightning, extended coverage, vandalism and malicious mischief in an amount not less than the full replacement cost thereof.
                       Such insurance shall be for the sole benefit of Landlord and under its sole control. Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may keep or maintain in the Premises or any leasehold improvements, additions or alterations which Tenant may make upon the Premises.

                       B. LIABILITY INSURANCE. Tenant shall purchase at its own expense and keep in force during this Lease a policy or policies of comprehensive liability insurance, including personal injury and property damage, in the amount of not less than Five Hundred Thousand Dollars ($500,000.00) for property damage and Two Million Dollars ($2,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises and Project. Said policies shall (1) name Landlord and, if applicable, its agent, and any party holding an interest to which this Lease may be subordinated as additional insureds, (2) be issued by an insurance company acceptable to Landlord and licensed to do business in the State of California, and (3) provide that said insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease and upon each renewal of said insurance.

                    C. INDEMNIFICATION. Landlord shall not be liable to Tenant for any loss or damage to person or property caused by theft, fire, act of God, acts of a public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or for any damage or inconvenience which may arise through repair or alteration of any part of the Building or Project or failure to make any such repair except as expressly otherwise provided in Paragraphs 10 and 12. Tenant shall indemnify Landlord and hold Landlord harmless from any and all loss, cost, damage, injury or expense arising out of or related to (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises or from activities of Tenant its agents, servants, employees or invitees in or about the Premises or Project (2) claims for work or labor performed or for materials or supplies furnished to or at the request of Tenant or in connection with performance of any work done for the account of Tenant within the Premises or Project and
                    (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease. Such indemnity shall include without limitation the obligation to provide all reasonable costs of defense against any such claims including any action or proceeding brought against Landlord. The foregoing indemnity shall not be applicable to claims arising from the sole negligence or willful misconduct of Landlord, or Landlord's agent, employees or contractors. The provisions of this paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination. See Addendum #9.

WAIVER OF
SUBROGATION     9.  To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other (a) damages for injury to or death of persons, (b) damages to property, (c) damages to the Premises or any part thereof, or (d) claims arising by reason of the foregoing, except to the extent the claims in (a), (b), (c), or (d) are caused by the negligence or willful misconduct of Landlord or Tenant as applicable.
                    This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the revisions of this paragraph.

LANDLORD'S
REPAIRS AND
SERVICES       10.  Landlord shall at Landlord's expense maintain the
                    structural soundness of the roof, foundations and exterior walls of the Building in good repair, reasonable wear and tear excepted. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. The term "roof" as used herein shall not include skylights, smoke hatches or roof vents.
                    Landlord shall perform on behalf of Tenant and other tenants of the Project the maintenance of the public and common areas of the Project including, but not limited to, the landscaped areas, parking areas, driveways, the truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, electric and telephone equipment servicing the Building(s), exterior lighting, and anything which affects the operation and exterior appearance of the Project, which determination shall be at Landlord's sole but reasonable discretion.
                    Tenant shall reimburse Landlord for all such costs described in the preceding sentence in accordance with Paragraph 7. Any damage caused by or repairs necessitated by any act of Tenant may be repaired by Landlord at Landlord's option and at Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs after which Landlord shall have reasonable opportunity to repair same. Landlord shall commence to proceed with repairs within ten (10) days after receiving notice. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs of maintenance. See Addendum
                    #10.

TENANT'S
REPAIRS        11.  Tenant shall, at Tenant's expense, maintain all parts of the Premises in a good clean and secure condition promptly making all necessary repairs and replacements including, but not limited to, all windows, glass, doors, and any special office entries, walls and wall finishes, floor covering, heating, ventilating and air conditioning systems, truck doors, dock bumpers, dock plates and levelers, roofing except for structural aspects thereof, plumbing work and fixtures, down spouts, skylights, smoke hatches and roof vents. Tenant shall at Tenant's expense also perform necessary pest extermination and regular removal of trash and debris. Tenant shall, at its own expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services as often as is necessary to maintain the equipment in good working order, and must become effective and a copy thereof delivered to Landlord within thirty (30) days of the Term Commencement Date. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole expense, immediately repair any damage to any demising wall caused by Tenant or its employees, agents or invitees. See
                    Addendum #11.

ALTERATIONS    12.  Tenant shall not make, or allow to be made, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed alterations and additions which (a) comply with all applicable laws, ordinances, rules and regulations,
                    (b) are in Landlord's option compatible with the Project and its mechanical, plumbing, electrical, and heating/ventilation/ air conditioning systems, and (c) in Landlord's opinion will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of consent for all plans and specifications for the proposed alterations or additions, construction means and methods, any contractor or subcontractor to be employed on the work of alterations or additions, and the time for performance of such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with its consideration of a request for approval hereunder. Tenant must have Landlord's written approval and all appropriate permits and licenses prior to the commencement of said alterations and additions. All alterations and additions permitted hereunder shall be made and performed by Tenant without cost or expense to Landlord including any costs or expenses which Landlord may incur in electing to have an outside agency review said plans and specifications. Landlord shall have the right to require Tenant to remove any or all alterations, additions, improvements and partitions made by Tenant and restore the Premises to their original condition by the termination of this Lease, by lapse of time or otherwise, all at Tenant's expense. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Landlord so elects, such alterations, physical additions or improvements shall become the property of Landlord and surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise; provided, however, that this clause shall not apply to trade fixtures or furniture owned by Tenant. In addition to and wholly apart from its obligation to pay
                    Tenant's Proportionate Share of Basic Operating Costs, tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its personal property, on the value of its alterations, additions or improvements and on its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord. See Addendum #2.


SIGNS         13.   All signs, notices and graphics of every kind or character, visible in or from public view or corridors, the common areas or the exterior of the Premises, shall be subject to Landlord's prior written approval, which Landlord shall have the right to withhold in its absolute and sole discretion. Tenant shall not place or maintain any banners whatsoever or any window decor in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or main doors without Landlord's prior written approval which Landlord shall have the right to grant or withhold in its absolute and sole discretion. Any installation of signs or graphics on or about the Premises and Project shall be subject to any applicable governmental laws, ordinances, regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs and graphics by the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including, without limitation, discoloration caused by such installation or removal.

INSPECTION/
POSTING
NOTICES       14.   After reasonable prior written notice, except in
                    emergencies where no such notice shall be required, Landlord, its agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs or alterations to the Premises or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants (during the last six (6) months of the term only), purchasers, encumbrances or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall not unreasonably interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Six months prior to the end of the Lease, Landlord shall have the right to erect on the Premises and/or
                    Project a suitable sign indicating that the Premises are available for lease. Tenant shall meet with Landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining
                    Tenant's responsibility for repairs and restoration.

UTILITIES     15.   Tenant shall pay for all water, gas, heat, air
                    conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, as determined by Landlord, of all charges jointly serving other premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any of the foregoing utilities and services, (b) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner in the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligations to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.


SUBORDINATION 16.   This Lease shall be subject and subordinate at all times to
                    (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both, and (b) any mortgage or deed of trust which may now exist or be placed upon said Project, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items, which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant shall execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority of subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust. SEE ADDENDUM # 12.

FINANCIAL
STATEMENTS    17.   At the request of Landlord, Tenant shall provide to
                    Landlord its current financial statements or other information discussing financial worth which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management and disposition of the property subject hereto.

ESTOPPEL
CERTIFICATES  18.   Tenant agrees from time to time within ten business (10)
                    days after request of Landlord, to deliver to Landlord, or Landlord's designee, and estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired portion of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of the Lease.

SECURITY
DEPOSIT       19.   Tenant agrees to deposit with Landlord upon execution of
                    this Lease, a Security Deposit as stated in the Basic Lease
                    Information which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant beyond the applicable notice and cure period, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. SEE ADDENDUM #3 AND #13.

TENANT'S
REMEDIES      20.   Tenant shall look solely to Landlord's interest in the
                    Project for recovery of any judgment from Landlord.
                    Landlord, or if Landlord is a partnership, its partners whether general or limited, or if it is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project.

ASSIGNMENT
AND
SUBLETTING    21.   A.  Tenant shall not assign or sublet the Premises or any
                    part thereof without Landlord's prior written approval except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice forty-five (45) days prior to the anticipated effective date of the assignment or sublease. Landlord shall then have a period of twenty (20) days following receipt of such notice to notify Tenant in writing that Landlord elects either (1) to terminate this Lease as to the space so affected as of the date so requested by Tenant, or (2) to permit Tenant to assign this Lease or sublet such space, subject, however, to Landlord's prior written approval of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease, such consent not to be unreasonably withheld so long as the use of the Premises by such proposed assignee or subtenant would be a Permitted Use and would not in Landlord's opinion increase
                    Occupant Density of the Project, the proposed assignee or subtenant is of sound financial condition. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (1) above, but written approval by Landlord of the proposed assignee or subtenant shall be required. Failure by Landlord to approve a proposed assignee or subtenant shall not cause a termination of this Lease.


                    D. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings), so as to result in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this paragraph. SEE ADDENDUM #15.

                    E. If Tenant is a partnership, joint venture or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, or operation of law or other disposition, so as to result in a change in the present control of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this paragraph.


                    F. No assignment or subletting by Tenant shall relieve Tenant of any obligations under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void. SEE ADDENDUM #16.

QUIET
ENJOYMENT     22.   Landlord represents that it has full right and authority to enter into this Lease and that Tenant, upon paying the Rent and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

CONDEMNATION  23.   A.  If the whole, or any substantial portion of the Project of which the Premises are a part, should be taken or condemned for any public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said Premises shall have occurred.

                    B. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in subparagraph 23.A. above, this Lease shall not terminate, but the Rent payable hereunder during the unexpired portion of the Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

                    C. Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired portion of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business. Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

CASUALTY
DAMAGE        24.   A.  If the Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days of such notice, Landlord shall notify Tenant whether in Landlord's opinion such repairs can be made either (1) within ninety (90) days, (2) in more than ninety (90) days, but in less than one hundred eighty (180) days, or (3) in more than one hundred eighty (180) days from the date of such notice; Landlord's determination shall be binding on Tenant.

                    B. If the Premises should be damaged by fire, tornado or other casualty but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within ninety (90) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

                    C. If the Premises should be damaged by fire, tornado or other casualty but only to such extent that rebuilding or repairs can in Landlord's estimation be completed in more than ninety (90) days but in less than one hundred eighty
                    (180) days, then Landlord shall have the option of either
                    (1) terminating the Lease effective upon the date of the occurrence of such damage in which the Rent shall be abated during the unexpired portion of the Lease or (2) electing to rebuild or repair the Premises to substantially the condition in which they existed prior to such damage except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, such period of time to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the reasonable control of Landlord, Tenant may at its option terminate this Lease by delivering thirty (30) days prior written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

                    D. If the Premises should be so damaged by fire, tornado or other casualty that rebuilding or repairs cannot in Landlord's estimation be completed within one hundred eighty
                    (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate, and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

                    E. Notwithstanding anything therein to the contrary, in the event that holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

                     F. The provision of Section 1942, Subdivision 2, and
                     Section 1933, Subdivision 4, of the Civil Code of California is superseded by the foregoing.

HOLDING OVER  25.    If Tenant shall retain possession of the Premises or any
                     portion thereof without Landlord's consent following the expiration of the Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention ONE HUNDRED FIFTY PERCENT (150%) the amount of the daily rental for the first month prior to the date of expiration or termination. Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this paragraph shall waive Landlord's right of reentry or any other right. Tenant shall be only a tenant at sufference, whether or not Landlord accepts any Rent from Tenant while Tenant is holding over without Landlord's written consent. Additionally, in the event that upon termination of the Lease. Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this paragraph shall apply.

DEFAULT         26.  A. EVENTS OF DEFAULT. The occurrence of any of the
                     following shall constitute an event of default on the part of Tenant:

                         (1) ABANDONMENT. Vacation or abandonment of the Premises for a continuous period in excess of TWENTY (20) DAYS. Tenant waives any right of notice Tenant may have under section 1951.3 of the Civil Code of the State of California, the terms of this subparagraph 26A being deemed such notice to Tenant as required by said Section 1951.3.

                         (2) NONPAYMENT OF RENT. Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date when said payment is due, such failure continuing without cure by payment of the delinquent Rent and late charge or other obligations for a period of five (5) days after written notice and demand; provided, however, that except as expressly otherwise provided herein. Landlord shall not be required to provide such notice more than twice during any calendar year of the Term, the third such nonpayment constituting default for all purposes hereof without requirements of notice.

                         (3) OTHER OBLIGATIONS. Failure to perform any obligations, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this subparagraph 26A, such failure continuing for fifteen (15) days after written notice of such failure, or such longer period as necessary to remedy such default, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured.


                         (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the benefit of creditors.

                         (5) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

                         (6) RECEIVERSHIP. The employment of a receiver to take possession of substantially all of Tenant's assets of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof.

                         (7) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten
                     (10) days after the levy thereof.


                     B.  REMEDIES UPON DEFAULT.

                         (1) RENT. All failures to pay any monetary obligation to be paid by Tenant under this Lease shall be construed as obligations for payment of Rent.

                         (2) TERMINATION. In the event of the occurrence of any event of default, Landlord shall have the right, with or without notice or demand, to immediately terminate this Lease, and at any time thereafter recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

                         (3) CONTINUATION AFTER DEFAULT. Even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Paragraph 26.B.(2) hereof, and Landlord may enforce all its rights and remedies under this

                 Lease, including, but without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a Landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

                 C. DAMAGES UPON TERMINATION. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B.(2) hereof, Landlord shall have all the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided, (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided, and (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (1) and (2) above shall be computed with interest at the maximum rate allowed by law. The "worth at the time of award" of the amount referred to in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

                 D. LATE CHARGE. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid on or before the date the same is due, an amount equal to five percent (5%) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof.

                 E. REMEDIES CUMULATIVE. All rights, privileges and elections or remedies of the parties are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

LIENS       27.  Tenant shall keep the premises free from liens arising out of or related to work performed, materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by Tenant in or on the Premises or Project. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefore shall be payable to Landlord by Tenant on demand with interest at the rate of 12%. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest herein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or materialmen's lien.

TRANSFERS BY
LANDLORD     29. In the event of a sale or conveyance by Landlord of the
                 Project, and the express assumption in writing of the obligations of Landlord hereunder by such succeeding owner, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interests of Landlord in and to this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.

RIGHT OF

LANDLORD TO            30.  All covenants and agreements to be performed by
PERFORM                     Tenant under any of the terms of this Lease shall
TENANT'S                    be performed by Tenant, at Tenant's sole cost and
COVENANTS                   expense, and without any abatement of Rent.  If
                            Tenant shall fail to pay any sum of money other than Rent, required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord.
                            Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of the Tenant, make any such payment or perform any such act on the Tenant's part to be made or performed. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the rate of 12% from the date of such payment by the Landlord shall be payable to Landlord on demand, and Tenant covenants to pay such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same right and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

WAIVER                 31.  If either Landlord or Tenant waives the performance
                            of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein.
                            The acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver of Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

NOTICES                32.  Each provision of this Lease or of any applicable
                            governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

                            A. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

                            B. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

ATTORNEYS'             33.  In the event either party places the enforcement of
FEES                        this Lease, or any part thereof, or the collection
                            of any Rent due, or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney or files suit upon the same, the prevailing party shall recover its reasonable attorneys' fees and court costs.

SUCCESSORS             34.  This Lease shall be binding upon and inure to the
AND ASSIGNS                 benefit of Landlord, its successors and assigns, and
                            shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment may be approved by Landlord hereunder. Tenant's assigns.

FORCE MAJEURE          35.  Whenever a period of time is herein prescribed for
                            action to be taken by Landlord or Tenant, Landlord or Tenant, as relevant, shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strike, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord or Tenant, as relevant.

MISCELLANEOUS          36.  A.  The term "Tenant" or any pronoun used in place
                            thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.

                            B. Time is of the essence regarding this Lease and all of its provisions.

                            C. This Lease shall in all respects be governed by the laws of the State of California.

                            D.  This Lease, together with its exhibits,
                            contains all the agreements of the parties hereto and supersedes any previous negotiations.

                            E. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.

                            F. This Lease may not be modified except by a written instrument by the parties hereto.

                    G. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.


ADDITIONAL
PROVISIONS     37.  Additional paragraph's 38, 39, 40 & 41, Addenda to Lease items 1 - 17. Exhibits A, B & C attached hereto and made a part hereof.

               IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.


                    "LANDLORD"

                    Spieker Properties, L.P.
                    a California limited partnership

                    By: Spieker Properties, Inc.
                        a Maryland Corporation

                    Its: General Partner

                    By: /s/ JOHN A. FOSTER
                        -------------------------
                            John A. Foster

                    Its: Senior Vice President
                        -------------------------

                    Date: 12/19/95
                        -------------------------

                    "TENANT"

                    At Home Corporation
                    a Delaware corporation


                    By: /s/ William R. Hearst III
                        -------------------------

                    Its: Chief Executive Officer
                        -------------------------

                    Date: 12/19/95
                        -------------------------

                    ADDITIONAL PARAGRAPHS TO LEASE AGREEMENT DATED DECEMBER 13, 1995, BETWEEN SPIEKER PROPERTIES, L.P., A CALIFORNIA
                    LIMITED PARTNERSHIP, AS LANDLORD, AND AT HOME CORPORATION, A DELAWARE CORPORATION, AS TENANT, FOR APPROXIMATELY 32,908 SQUARE FOOT PREMISES LOCATED AT 385 RAVENDALE DRIVE, MOUNTAIN VIEW, CALIFORNIA.


                    38.  TENANT IMPROVEMENTS

                         None. Tenant agrees to accept the Premises in "as is" condition with no Tenant improvements to be provided by Landlord.

                    39.  TENANT PARKING

                         Lessee shall be entitled to the non-exclusive use of one hundred thirty eight (138) parking spaces.

                    40.  RESTORATION

                         At Lease termination. Tenant will not be required to remove any of the tenant improvements existing in the Premises at Lease Commencement.

                    41.  RENEWAL OPTION

ADDENDA TO LEASE AGREEMENT DATED DECEMBER 13, 1995, BETWEEN SPIEKER PROPERTIES, L.P., A CALIFORNIA LIMITED PARTNERSHIP, AS LANDLORD, AND AT HOME CORPORATION, A DELAWARE CORPORATION, AS TENANT, FOR APPROXIMATELY 32,908 SQUARE FOOT PREMISES LOCATED AT 385 RAVENDALE DRIVE, MOUNTAIN VIEW, CALIFORNIA


ADDENDUM 1. RENT

Rent for the Premises shall be as follows:

     Months 1-12:

     Months 13-24:

     Months 25-36:

     Months 37-48:

     Months 49-60:

     Months 61-72:

ADDENDUM 2. ALTERATIONS

Tenant may make non structural alterations to the interior of the Premises up to ten thousand dollars ($10,000), per annum without obtaining prior written consent of Landlord. Such improvements shall not have an impact or cause change to the building's structure, mechanical or plumbing systems.

ADDENDUM 3. LETTER OF CREDIT

ADDENDUM 4. ADA COMPLIANCE

Tenant shall not be required to make any structural changes or any changes which constitute capital expenditures in order to comply with any law, ordinance, rule or regulation unless such changes are a result of Tenant's particular use of the Premises.

Tenant shall have the sole responsibility for complying, at Tenant's cost, with provisions of the American with Disabilities Act of 1990 ("ADA") as it may later be amended, with respect to the Premises and to the common areas of the Project, where such compliance has been brought about: (i) by any alterations to the Premises or to the common areas by the Tenant or on behalf of the Tenant, by Landlord or otherwise, performed after the Term Commencement Date; (ii) by any changes to Tenant's use of the Premises; or (iii) by any architectural barriers caused by Tenant's installation of any equipment, furniture, or other personal property on the Premises (items (i), (ii) and (iii) collectively, "Tenants ADA Responsibilities"). Tenant shall indemnify, defend and hold Landlord, its agents and employees harmless from and against any and all claims, damages or liabilities arising directly or indirectly from Tenant's failure to satisfy any of Tenant's ADA Responsibilities. Landlord shall indemnify, defend and hold Tenant, its agents and employees harmless from and against any and all claims, damages or liabilities arising directly or indirectly from Landlord's failure to comply with any obligations of a landlord under the ADA, other than such claims, damages or liabilities arising from Tenant's failure to satisfy any of Tenant's ADA Responsibilities [REMAINDER OF PAGE ILLEGIBLE].

ADDENDA TO LEASE
DECEMBER 13, 1995

ADDENDUM 6. HAZARDOUS SUBSTANCES

A. TENANT INDEMNITY REGARDING HAZARDOUS SUBSTANCES

Tenant shall indemnify, defend and hold harmless Landlord, its employees, partners, agents, assigns, licensees, servants, subsidiaries and affiliate organizations against any and all claims, suits, loss, costs (including costs of investigation, clean up, monitoring, restoration and reasonable attorneys'
fees); damage or liability, whether foreseeable or unforeseeable, by reason of property damage (including diminution in the value of property of Landlord), personal injury or death directly arising from or related to ANY HAZARDOUS SUBSTANCE (as defined below) released, manufactured, discharged, disposed, used or stored ON THE PREMISES BY TENANT OR TENANT'S AGENTS, EMPLOYEES, CONTRACTORS OR ASSIGNS REGARDLESS OF WHO CAUSED THE SAME, EXCEPT FOR HAZARDOUS SUBSTANCE (i)
(A) ORIGINATING ON PROPERTY WHICH IS NOT LEASED, OWNED OR OTHERWISE USED OR CONTROLLED BY TENANT AND (B) WHICH MIGRATED THROUGH THE AIR, GROUNDWATER OR OTHERWISE TO THE PROJECT; OR (ii) WAS NOT CAUSED BY TENANT, ITS EMPLOYEES, INVITEES, SUBTENANTS, AGENTS, ASSIGNEES, LICENSEES OR SERVANTS.

For the purpose of this indemnity, Hazardous Substances are defined, collectively, as oil, flammable explosives, asbestos, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances", "hazardous wastes", "hazardous materials", or "toxic substances" under applicable environmental laws, ordinances or regulations.

The provisions of this Tenant indemnity regarding Hazardous Substances shall survive the termination of the Lease.

B. LANDLORD INDEMNITY REGARDING HAZARDOUS MATERIALS

Landlord shall indemnify, defend and hold harmless Tenant, its officers, employees, shareholders, parent, subsidiary and affiliate organizations and agents to the extent of Landlord's interest in the Project, against any and all claims, suits, loss, costs (including costs of investigation, clean up, monitoring, restoration and reasonable attorneys' fees), damage of liability, whether foreseeable or unforeseeable, by reason of property damage, personal injury or death directly arising from a related to the presence of Hazardous Substances (as defined below) in, on or about the Project immediately prior to Tenant's first occupancy (unless caused by Tenant, its employees, invitees, subtenants, agents, assigns, licensees or servants) or the subsequent release, disposal, use or storage of Hazardous Substances in, on or about the Project by Landlord, its employees, agents, assigns, licensees or servants.

For the purposes of this Indemnity Hazardous Substances are defined, collectively, as oil, flammable explosives, asbestos, radioactive materials, hazardous waste, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances", "hazardous waste", hazardous materials" or "toxic substances" under applicable laws, ordinances or regulations.

The provisions of this Landlord Indemnity regarding Hazardous Substances shall survive the termination of the Lease.

ADDENDUM 7. REAL ESTATE TAX EXCLUSIONS

In addition, the following shall not constitute real property taxes for the purpose of this Lease, and nothing contained herein shall be deemed to require Tenant to pay any of the following: (i) any franchise, succession or transfer taxes; (ii) interest on taxes or penalties resulting from Landlord's failure to pay taxes; (iii) real estate taxes resulting from over standard improvements made by other tenants.

ADDENDUM 8. BASIC OPERATING COST EXCLUSIONS

The following shall not constitute Basic Operating Costs for the purpose of this Lease, and nothing contained herein shall be deemed to require Tenant to pay any of the following: (i) legal fees, brokerage commissions, advertising costs and other related expenses incurred in connection with the leasing of the Building;
(ii) damage and repairs attributable to condemnation, fire or other casualty, covered under any insurance policy (above any "deductible" position thereof) carried by Landlord in connection with the Building; (iii) damage and repairs covered under any warranty or insurance policy carried by Landlord in connection with the Building or Property; (iv) damage and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord's Landlord's employees, contractors or agents; (v) executive salaries of Landlord; (vi) salaries of service personnel to the extent that such service personnel perform services not solely in connection with the management, operation, repair or maintenance of the Building or Common Areas; (vii) Landlord's general overhead expenses not related to the Building; (viii) payments of principal or interest on any mortgage or other encumbrance including ground lease payments and points, commissions and legal fees associated with financing; (ix) depreciation; (x) legal fees, accountants' fees and other expenses incurred in connection with disputes with Tenant or other tenants or occupants of the Building or associated with the enforcement of any leases or defense of the Landlord's title to or interest in

ADDENDA TO LEASE
DECEMBER 13, 1995


ADDENDUM 8. BASIC OPERATING COST ESTIMATES (CONTINUED)

the Building or any part thereof; (xi) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for other tenants or other occupants or vacant space in the Building; (xii) costs incurred due to violation by Landlord or any other tenant in the Building, of the terms and conditions of any lease; (xiii) charitable or political contributions; (xiv) interest, penalties or other costs arising out of Landlord's failure to make timely payments of its obligations;
(xv) costs incurred in advertising and promotional activities for the Building. Landlord and Tenant agree that the cost of any structural repairs or replacements or any improvements, alterations or expenditures of a capital nature which exceed Ten Thousand Dollars ($10,000) in cost, shall be amortized over the useful life of such item, as determined by generally accepted accounting principles and that Tenant shall be solely responsible for the portion of such amortized cost coming due within the Term of this Lease.

ADDENDUM 9. INDEMNIFICATION

Landlord shall indemnify, defend by counsel reasonably satisfactory to Tenant and hold Tenant harmless from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including, without limitation, reasonable attorney's and experts' fees), caused by or arising in connection with the gross negligence or willful misconduct of Landlord or Landlord's agents, employees, contractors or invitees.

ADDENDUM 10. TENANT'S NOTICE TO LANDLORD

Tenant may give Landlord notice of any repairs that are required under the terms of this Lease and Landlord shall proceed forthwith to effect the same with reasonable diligence, but in no event shall Landlord commence to proceed with repairs required later than ten (10) days after receipt of such notice.

ADDENDUM 11. EXCEPTIONS TO TENANT'S REPAIR OBLIGATIONS

In no event shall Tenant's obligation to repair under this subsection extend to
(i) damage and repairs covered under any insurance policy carried by Landlord in connection with the Building (provided that nothing herein shall be deemed to alter or terminate Tenant's obligation to reimburse Landlord for Tenant's Proportionate Share of the "deductible" portion of the Landlord's property insurance policy); (ii) damage caused in whole or in part by the negligence or willful misconduct of Landlord or Landlord's agents, employees, invitees or licensees; (iii) repairs covered under Basic Operating Costs; (iv) reasonable wear and tear; (v) conditions covered under any warranties of Landlord's contractors; or (vi) damage by fire and other casualties, or acts of governmental authorities, or acts of God and the elements, except to the extent such damage is caused by Tenant or Tenant's agents, employees or contractors.

ADDENDUM 12. SUBORDINATION

Notwithstanding anything to the contrary in the Lease, the effective subordination of this Lease to any future mortgages, deeds of trust, other security interest or leases shall be subject to the fulfillment of the conditions precedent that the holder of such mortgage or other lien on the Building or Property shall first have agreed in writing that so long as Tenant is not in default, the Lease shall not be terminated by foreclosure or sale pursuant to the terms of such mortgage or lien.

ADDENDUM 13. SECURITY DEPOSIT

Provided that Tenant is not then in default under the Lease, Landlord shall return the Security Deposit to Tenant within thirty (30) days of the expiration or earlier termination of the Lease.

ADDENDUM 14. BONUS RENT

If Tenant shall assign, sublease or otherwise transfer all or any portion of the Premises to a party other than Tenant Affiliate (as defined below), Landlord and Tenant shall evenly divide any rent or other consideration paid to Tenant in connection with such assignment, sublease or other transfer which is in excess of the Base Rent due under this Lease, after first deducting out for the Tenant's account the cost of (i) broker's commission paid by Tenant with regard to the transfer; (ii) reasonable legal fees; and (iii) the cost of improvements made to the subleased premises by Tenant at Tenant's expense for the purpose of subletting which, upon the expiration or earlier termination of this Lease shall or may become the property of Landlord pursuant to the terms hereof.

ADDENDUM 15. CORPORATE TRANSFERS

Notwithstanding anything to the contrary in the Lease, the terms of Section 21.D of the Lease shall not apply at any time that Tenant is a publicly traded company.

ADDENDA TO LEASE
DECEMBER 13, 1995

ADDENDUM 16. TENANT AFFILIATES

Tenant may assign this Lease or sublet any portion of the Premises without Landlord's consent to any of the following (i) any corporation which controls, is controlled by or under common control with Tenant; (ii) any corporation resulting from the merger or consolidation of Tenant and has a net worth equal to or greater than Ten Million Dollars ($10,000,000) upon execution of the assignment or sublease document; (iii) any person or entity which acquires all of the assets of Tenant as a going concern of the business that is being conducted on the Premises (collectively, "Tenant Affiliate"), provided that such assignee assumes in full the obligations of Tenant under the Lease. Landlord's right to terminate the Lease in response to a requested assignment or subletting shall not apply to an assignment of the Lease or subletting of the Premises to a Tenant Affiliate.

ADDENDUM 17. POSSESSION AND LEASE COMMENCEMENT

As of the date of this Lease Agreement, Landlord has not been notified by any governmental authority to perform any repairs, alterations, additions or improvements to bring this Building into compliance.

     IN WITNESS WHEREOF, the parties hereto have executed this Addendum the day and year first above written.

               "LANDLORD"

               Spieker Properties, L.P.
               a California limited partnership

               By:  Spieker Properties, Inc.
                    a Maryland Corporation

               Its: General Partner

               By:  /s/  JOHN A. FOSTER
                    ----------------------------
                    John A. Foster

               Its: Senior Vice President
                    ----------------------------

               Date:     12/19/95
                    ----------------------------

               "TENANT"

               At Home Corporation
               a Delaware corporation

               By:  /s/ William R. Hearst III
                    ----------------------------

               Its: Chief Executive Officer
                    ----------------------------

               Date:     12/15/95
                    ----------------------------